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                                                                   Exhibit 10.23













                                      NOTE




$174,650.00                                    Charlotte, N.C.  October 4, 1994.

         FOR VALUE RECEIVED, to-wit, Bailey's of Greenville, Inc., promise to pay to the order of Dennis L. Thompson at Charlotte, N.C., the sum of ONE HUNDRED SEVENTY-FOUR THOUSAND SIX HUNDRED FIFTY DOLLARS ($174,650.00), with interest thereon from 10/4/94 at the rate of NationsBank prime (_____%) per centum per annum, due and payable as follows:

                              Timing of Repayment
                              at discretion of
                              Bailey's Board of Directors

         It is understood and agreed that failure or default in making payment of any one of the aforesaid installment payments of principal and/or interest shall, at the option of the owner and holder of this note or bond, cause the entire balance of both principal and interest unpaid and outstanding upon this note or bond at said time to immediately become due and payable.

         Payment of this note or bond is secured by deed of trust of even date herewith to _________________________, Trustee, on real estate.

         Protest, presentment and notice of dishonor waived by all parties to this note, who also agree that the time of payment of principal and/or interest hereof may be extended from time to time without notice to any of them, and without thereby releasing any of the rights or securities of the payee or his assigns.

         WITNESS the following signature(s) and seal(s), the date above written.



                                              /s/ Thomas A. Hager      (SEAL)
                                              -------------------------

                                              -------------------------(SEAL)

Witness:                                      -------------------------(SEAL)

 /s/ Sharon J. Showmar                        -------------------------(SEAL)
-----------------------